Exhibit 99.1

Spirit of Texas Bancshares, Inc. Completes Comanche Acquisition

CONROE, Texas, Nov. 14, 2018 (GLOBE NEWSWIRE) — Spirit of Texas Bancshares, Inc. (NASDAQ:STXB) (the “Company” or “Spirit”), the holding company for Spirit of Texas Bank, SSB, today announced that it has closed its previously announced acquisition of Comanche National Corporation and its subsidiary, The Comanche National Bank (together, “Comanche”), in a cash and stock transaction. The closing consideration consisted of approximately $12.2 million in cash and 2,142,857 shares of Spirit’s common stock. Comanche shareholders now own approximately 18% of the outstanding capital stock of Spirit, with Spirit shareholders owning the remaining 82%.

“We are excited to officially welcome Comanche’s bankers, customers, shareholders, and dedicated employees to the Spirit of Texas family,” said Dean O. Bass, Spirit’s Chairman and Chief Executive Officer. “Comanche bolsters Spirit’s existing banking capabilities and expands Spirit’s footprint into North Central Texas. This marks our eighth acquisition in Texas, and our first since becoming a public company in May 2018. Together, we are a strong, committed team and remain focused on providing our customers with excellent care while creating long-term value for our shareholders.”

With the completion of the acquisition, Spirit of Texas Bank has total assets of approximately $1.5 billion and operates 23 full-service banking locations in the Houston, Dallas/Fort Worth and Bryan/College Station metropolitan areas, and North Central Texas. More information about Spirit’s locations can be found under the “Locations & Hours” section of www.sotb.com.

The Company also announced that William K. “Kendall” Nix, Chairman and Chief Executive Officer of Comanche National Corporation, will join the Spirit board of directors and will serve as Vice Chairman of Spirit of Texas Bank, SSB. In addition, Jeff D. Stewart, President and Chief Executive Officer of The Comanche National Bank, will serve as Spirit of Texas Bank’s President – North Central Texas Region.

“With his proven business and philanthropic leadership, we are very pleased to have Kendall join Spirit’s board,” Mr. Bass added. “We are also excited to have Jeff’s leadership in his new role as President — North Central Texas Region. We expect to benefit greatly from both Kendall and Jeff’s vast banking and financial services experience as we work together to create value for our shareholders in both the near and long-term.”

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly owned subsidiary, Spirit of Texas Bank, SSB, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit operates in the Houston, Dallas/Fort Worth and Bryan/College Station metropolitan areas and North Central Texas. More information is available at www.sotb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, among others: (i) the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; (ii) the risk that integration of the operations of Comanche Bank will be materially delayed or will be more costly or difficult than expected; (iii) the effect of the announcement of the transaction on customer relationships and operating results; and (iv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts: Dennard Lascar Investor Relations

Ken Dennard / Natalie Hairston

(713) 529-6600

STXB@dennardlascar.com